CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 3 to the financial statements) dated March 25, 2020, relating to the financial statements of Live, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPA’s LLC

Hackensack, New Jersey

April 14, 2020